Exhibit 10.6

FLEXSTEEL INDUSTRIES, INC.

RESTRICTED STOCK UNIT NOTIFICATION OF AWARD

FOR <Name>

This Restricted Stock Unit Award (“Award”) is effective as of the 1st day of July 202_ (the “Grant Date”) between FLEXSTEEL INDUSTRIES, INC., a Minnesota Corporation (“Flexsteel” or the “Company”) and <Name>, an employee of the Company (“Employee”).  The Company desires to provide the Employee with a long-term incentive to continue the Employee’s services to the Company, and to increase his participation in the success of the Company.  This Award is granted under the terms of the Company’s 2013 Omnibus Stock Plan (the “Plan”).

Therefore, the Award is as follows:

1.

Issuance of Restricted Stock Units. Subject to the terms and conditions set forth below in this Notification of Award, the Company grants to the Employee <#> RSUs equal to ($) <spell dollar amount” with the number of Restricted Stock Units (“RSUs”) to be awarded based upon the average of the previous 10 trading days closing stock price to the Grant Date.  The number of RSUs shall vest as enumerated in Section 2, and shall be paid as provided in Section 6.

2.

Vesting.  Except as otherwise provided in this Section, the Employee’s rights in and to the RSUs shall become vested upon the earliest occurrence of the dates or events and to the extent set forth below:

a.	On June 30, 202_, if the Employee is employed and in good standing with the Company all of the RSUs shall vest;
b.	On the date of the Employee’s death while employed with the Company all of the RSUs shall vest;
c.	On the date the Employee is determined to be disabled under the Company’s long-term disability plan for entitlement to benefits thereunder all of the RSUs shall vest;
d.	On the date of an Involuntary Termination within 30 days before or 12 months following a Change in Control of the Company all of the RSUs shall vest (See Section 3);
e.

[On the date Employee’s employment with the Company is terminated, if termination for other than Cause (See Section 4) occurs on or after Employee reaches the age of 62 and is the result of other than death or disability, then Employee shall be entitled to receive a pro rata portion of the RSU Award based on the number of days employed by the Company during the period beginning on the Grant Date and ending June 30, 202__.]

If the employment of the Employee shall terminate for any reason prior to the earliest date or event provided in subsection a. through [d][e]. above, all RSUs shall be forfeited to the Company, without payment to the Employee therefor.  Notwithstanding any earlier vesting as provided above, the Employee shall have no rights in or to the RSUs or payment under this Notification of Award if the Employee is terminated for Cause (as defined in Section 4 below).

3.	Change in Control. Change in Control means any of the following:
a.

Any individual, entity or group becomes a “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of at least thirty percent (30%) but less than fifty percent (50%) of the voting stock of the Company in a transaction that is not previously approved by the Board of Directors of the Company;
b.	Any individual, entity or group becomes a Beneficial Owner, directly or indirectly, of at least fifty percent (50%) of the voting stock of the Company;
c.

The persons who were directors of the Company immediately prior to any contested election or series of contested elections, tender offer, exchange offer, merger, consolidation, other business combination, or any combination of the foregoing cease to constitute a majority of the members of the Board of Directors of the Company immediately following such occurrence;

d.

Any merger, consolidation, reorganization or other business combination where the individuals or entities who constituted the Company’s shareholders immediately prior to the combination will not immediately after the combination own at least fifty percent (50%) of the voting securities of the business resulting from the combination;

e.	The sale, lease, exchange, or other transfer of all or substantially all the assets of the Company to any individual, entity or group not affiliated with the Company;
f.	The liquidation or dissolution of the Company; or
g.	The occurrence of any other event by which the Company no longer operates as an independent public company.

4.	Cause. Cause means the following:
a.

The willful and continued failure of the Employee to perform substantially the Employee’s duties as established from time to time by the Company’s management (other than any such failure resulting from a disability), after a written demand for substantial performance is delivered to the Employee by the Company’s management that specifically identifies the manner in which the management believes that the Employee has not substantially performed the Employee’s duties; or

b.

Dishonesty, fraud, misappropriation of funds, theft relating to the Employee’s position, harassment, an act of violence, acts punishable by law, misconduct as described in the Flexsteel Employee Handbook, as amended from time to time, or such other serious misconduct as will be determined by the Company to constitute conduct that warrants forfeiture pursuant to the Plan and this Notification of Award.

5.

Dividend Equivalents on RSUs.  During the period prior to vesting (as defined in Section 2 above), Dividend Equivalents will be credited quarterly as cash, accumulating until vesting and payout at the same time as the underlying RSU award.  Any credited Dividend Equivalents shall thereafter be subject to the terms of this Notification of Award to the same extent as the RSUs giving rise to the Dividend Equivalents.  Dividend Equivalents shall otherwise be considered a part of the award of RSUs.

6.

Payment of RSUs.  Except as provided in the next sentence, the Company shall pay to the Employee the value as determined in this Section 6 of the RSUs credited to the Employee under this Award within fifteen (15) days after the vesting date (as defined in Section 2 above).  The amount to be paid shall be the number of whole RSUs credited to the Employee under this Agreement converted to shares and Dividend Equivalents shall be paid in cash.

RSU Notification of Award	2
Flexsteel Industries, Inc.

7.

Changes in Capital Structure of the Company.  The number of RSUs held by the Employee for which payment pursuant to Section 6 has not been made shall be adjusted equitably by the Company in the event of (i) a subdivision or combination of the shares of capital stock of the Company, (ii) a dividend payable in shares of capital stock of the Company (iii) a reclassification of any shares of capital stock of the Company or (iv) any other change in capital structure of the Company.  Such adjustment shall be made as if each RSU represented an issued and outstanding share of Common Stock of the Company as of the date of such adjustment.  Any additional RSUs credited to the Employee as a result of any of the foregoing events shall continue to be subject to the terms of this Notification of Award to the same extent as the RSUs giving rise to the right to receive such additional RSUs.

8.

Withholding.  The Company has the right to deduct and withhold any taxes due as a result of this Award. The Company may, in its discretion, elect to withhold cash from other compensation payable to the Employee by the Company or withhold shares otherwise payable to you under this Notification of Award to satisfy applicable federal, state, and local withholding tax requirements with respect to the RSUs and Dividend Equivalents.  The Employee agrees to pay to the Company, when due, any amount necessary to satisfy applicable federal, state, and local withholding tax requirements with respect to the RSUs and Dividend Equivalents.  The Company will process payment of the amount determined under Section 6 through the Employee’s payroll along with applicable withholding taxes.

9.

Forfeiture and Repayment.  If you receive or become entitled to receive a payment under this Notification of Award within six months before your Separation from Service with the Company, the Company, in its sole discretion, may require you to forfeit or return the Award, as the case may be, in the event you:  (a) engage in Competitive Activity at any time during your employment or within a two-year period after your Separation from Service or (b) engage in Improper Use of Confidential Information at any time.  (See Attachment A, “Definitions”.)  The Company also reserves the right to require you to pay back to the Company any amount received under the Award as described in Section 18 of the Plan.  Further, in no event will you be entitled to an Award under this Notification of Award if you have a termination for Cause at any time before the payment date of the Award.  Any repayment due under this Section 9 or Section 18 of the Plan will be made by you either in the Shares, or in a dollar amount equal to the Fair Market Value of the Shares determined on the date of repayment, you received under the Award.  The Committee, in its discretion, will determine which method of payment is acceptable.

10.

Employment of Employee.  Nothing in this Notification of Award shall be construed as constituting a commitment, guaranty, agreement or understanding of any kind or nature that the Company shall continue to employ the Employee, and this Notification of Award shall not affect in any way the right of the Company or its subsidiaries to terminate the employment of the Employee at any time for any reason.  The Company shall have the right to reduce or recoup amounts due under the Notification of Award, but only to the extent such reduction or recoupment is specifically required by any federal or Minnesota law or regulation with respect to amounts due under this Notification of Award.

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Flexsteel Industries, Inc.

11.

General Creditor.  The RSUs represent an unfunded promise to pay cash or cash equivalents in the future and the Employee shall not have any rights other than as a general creditor of the Company with respect to the payment of the value of the RSUs as provided in this Agreement.  The Employee shall not sell, transfer, pledge, assign or otherwise encumber any of the RSUs, whether voluntarily, involuntarily or by operation of law.  Any purported transfer, pledge or encumbrance of such RSUs shall be void and unenforceable against the Company, and no purported transferee shall acquire any right or interest with respect to the RSUs or the payment therefor as a result.

12.	Rights of Stockholder. The Employee shall not have any rights of a stockholder of the Company with respect to the RSUs, including the right to vote.

13.

Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without regard to the principles of rules of any jurisdiction with respect to conflict of laws.

14.

Incorporation of Plan.  Except to the extent specifically provided in this Notification of Award, this grant shall be subject to and governed by the terms and conditions of the Plan, which shall be incorporated as though fully set forth herein.  Capitalized terms not otherwise defined in this Notification of Award shall have the meaning set forth in the Plan.

15.

Entire Notification of Award; Modification.  This Notification of Award sets forth all of the promises, conditions, understandings, warranties and representations between the parties with respect to the RSUs, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the parties with respect to the RSUs other than as set forth in this Notification of Award, the Plan and referenced and related attachments to the Plan.  This Notification of Award is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the RSUs.  Except as provided in Section 14, any change in, or modification of, this Agreement shall be valid only if in writing and signed by the parties to this Agreement.

16.

Notices.  Any and all notices provided for in this Notification of Award shall be addressed: (i) if to the Company, to the principal executive office of the Company to the attention of Secretary, and (ii) if to the Employee, to the address of the Employee as reflected in the records of the Company.

17.

Invalid or Unenforceable Provisions.  The invalidity or unenforceability of any particular provisions of this Notification of Award shall not affect the other provisions, and this Notification of Award shall be construed in all respects as if that invalid or unenforceable provision were omitted.

18.	Acknowledgment. Your receipt of this Notification of Award constitutes your agreement to be bound by the terms and conditions of this Notification of Award and the Plan.

RSU Notification of Award	4
Flexsteel Industries, Inc.

IN WITNESS WHEREOF, the Company and the Employee have executed this Notification of Award to be effective as of the Grant Date.

Accepted and Confirmed:		FLEXSTEEL INDUSTRIES, INC.

By
<Name>	Date		Jerald K. Dittmer	Date:
President & CEO

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Flexsteel Industries, Inc.

ATTACHMENT A

FLEXSTEEL INDUSTRIES, INC.

OMNIBUS STOCK PLAN

DEFINITIONS

The Capitalized terms used in this Notification of Award have the meanings set forth below.

“Competitive Activity” means any of the following regardless of whether it is undertaken, directly or indirectly, on your own behalf or on behalf of any person or entity other than the Company, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, contractor, consultant or otherwise:

(i)Engaging in any business activity, in any geographic market in which the Company is then engaged in business that is competitive with the business of the Company; or

(ii)Hiring or soliciting for employment any person who is then an employee of the Company; or

(iii)Inducing or attempting to induce any person to end his or her employment relationship with the Company; or

(iv)Soliciting business concerning any business (as described in Section (i) above) from any person or entity who is, or who was, a client, customer, prospective client or prospective customer of the Company; or

(v)Taking any action to divert business from, or inducing or attempting to induce any customer or prospective customer or any vendor, supplier or other business relation to cease doing business with the Company.

“Improper Use of Confidential Information” means:

(i)Any use or disclosure of Confidential Information except as required for the performance of your duties as an employee of the Company;

(ii)Any act or omission that directly or indirectly would materially reduce the value of Confidential Information except for such acts or omissions that are required for the performance of your duties as an employee of the Company.

(iii)Notwithstanding anything in Sections (i) or (ii) above, Improper Use of Confidential Information does not include:

(a)any disclosure, use or other act or omission that is expressly authorized in writing, in advance by the Company; or

(b)any required disclosure of Confidential Information by law or legal process, if: (x) you provide prompt notice to the Company in writing, and prior to disclosing any Confidential Information, so that the Company may elect to seek an appropriate protective order to prevent disclosure at the Company’s option and expense; and (y) you cooperate with the Company in any efforts to seek a protective order.

For purposes of this definition, “Confidential Information” means any non-public information regarding the Company or any of its owners, directors, representatives, agents, employees, suppliers, vendors, shareholders, members, clients, customers, or other third parties or entities with whom the Company does business and which you have learned or developed in the past as a result of your employment by or association with the Company or which you learn or develop while providing services to the Company.  Confidential Information includes, but is not limited to, trade secrets, information about

RSU Notification of Award
Flexsteel Industries, Inc.

customers, prospective customers, marketing strategies, business strategies, sales strategies, products, services, key personnel, suppliers, pricing, technology, computer software code, methods, processes, designs, research, development systems, techniques, finances, accounting, purchasing, forecasts, or planning. All information disclosed to you or to which you obtain access in whatever form, whether originated by you or by others, during the period that you provide services to the Company will be presumed to be Confidential Information if it is treated by the Company as being Confidential Information or if you have a reasonable basis to believe it to be Confidential Information.  For these purposes, Confidential Information will not include knowledge or information: (i) that is now or subsequently becomes generally publicly known, other than as a direct or indirect result of Improper Use or Disclosure of Confidential Information by you; or (ii) that is independently made available to you in good faith by a third party who has not violated any legal duty or confidential relationship with the Company.

“Involuntary Termination” has the meaning set forth in U.S. Treasury Regulation §1.409A-1(n).  Generally, this means that the Company has terminated your employment under circumstances where you have not initiated or requested the termination and you are willing and able to continue your employment.  An “involuntary termination,” for these purposes, also includes your separation from service due to “good reason” if your separation occurs due to a material diminution in your base compensation; a material diminution of your authority, duties or responsibilities; or a material change in the geographic location at which you must perform services.  In order for a separation from service to be considered a “good reason” separation from service, you must provide a written notice to the Company of the existence of the condition within a 30-day period following the initial existence of the condition, upon which the Company must be provided a period of at least 90 days during which it may remedy the condition.

RSU Notification of Award
Flexsteel Industries, Inc.